Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

Acadia Realty Trust Reports Third Quarter 2026 Operating Results

Key Highlights for the three months ended September 30, 2026 include:

•
Third quarter GAAP net loss of $0.03 per share (compared to net earnings of $0.03 in third quarter 2025) and FFO As Adjusted of $0.31 per share (compared to $0.29 in third quarter 2025)
•
Third quarter REIT Portfolio same-property NOI increased 10.2%, driven by street retail, which increased 15.2% and the Company anticipates full-year 2026 same-property NOI growth of 7.5% to 8.5%
•
Delivered REIT Portfolio GAAP and cash leasing spreads on new leases of 98% and 62%, respectively, driven by street retail
•
Grew its signed-not-open (“SNO”) pipeline 32% to $21.8 million, up from $16.5 million at June 30, 2026, driven by approximately $8.4 million of new leasing, of which approximately $6.2 million was from new street and urban leases
•
Increased leasing at its Henderson Avenue development in Dallas to approximately 90% of retail GLA executed or in advanced stages of negotiation, with openings targeted throughout 2027 and a continued expected yield on cost for the entire project of 8% to 10%
•
Completed approximately $152 million of accretive street acquisitions in the REIT Portfolio
•
The Company has maintained its full-year NAREIT FFO and 2026 FFO As Adjusted Guidance. It revised net earnings per share to $0.29-$0.30 from $0.40-$0.41

RYE, NY (November 2, 2026) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended September 30, 2026. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”).

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“We delivered third-quarter same-property NOI growth that ranks among the strongest in our history, led once again by growth of more than 15% in our street retail portfolio. Through the first nine months

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of 2026, same-property NOI growth exceeded 8%, and that top-line growth is dropping to the bottom line, with FFO As Adjusted up nearly 10% both compared with the same period last year. Leasing momentum continued across our key street retail corridors, and we are now beginning to see demand broaden into our larger-format urban markets, which have been slower to recover. Complementing this momentum, we acquired approximately $150 million of street retail during the quarter, adding properties that are accretive across each of our key metrics and strengthen the scale advantage we have established in these markets. With strong internal growth continuing into 2027 and beyond, along with ample liquidity and meaningful investment capacity, we are well positioned to further accelerate our growth as compelling opportunities emerge.”

Financial Results

A complete reconciliation, in dollars and per share amounts, of (i) net (loss) earnings attributable to Acadia to Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts “NAREIT”) and FFO As Adjusted attributable to common shareholders and Common OP Unit holders and (ii) operating income to net property operating income (“NOI”) and definitions of non-GAAP metrics are included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests (except for the Common OP Unit holders) and all per share amounts are on a fully-diluted basis.

Net (Loss) Earnings

•
Net loss per share for the three months ended September 30, 2026 was $0.03. This compares with net earnings per share for the three months ended September 30, 2025 of $0.03. The decrease was primarily due to a non-cash impairment charge of $11.7 million, or $0.08 per share, related to two properties that are in process of being sold.

NAREIT FFO

•
NAREIT Funds From Operations (“NAREIT FFO”) for the three months ended September 30, 2026 was $44.5 million, or $0.30 per share, as compared to $38.6 million, or $0.28 per share, for the three months ended September 30, 2025.

FFO As Adjusted

•
FFO As Adjusted for the three months ended September 30, 2026 was $45.2 million, or $0.31 per share, as compared to $39.7 million, or $0.29 per share, for the three months ended September 30, 2025.

REIT Portfolio Same-Property NOI

•
Same-property NOI grew 10.2% for the third quarter of 2026 compared with the third quarter of 2025, primarily driven by 15.2% growth from the street retail portfolio. Same-property NOI growth for the nine months ended September 30, 2026 was 8.3% compared to the same period in 2025, and the Company anticipates full-year 2026 same-property NOI growth of 7.5% to 8.5%. These amounts exclude developments and redevelopments.

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REIT Portfolio Occupancy and Leasing Update

•
As of September 30, 2026, economic occupancy and leased occupancy each decreased 20 basis points to 94.2% and 95.5%, respectively, from 94.4% and 95.7% as of June 30, 2026. The declines were entirely attributable to approximately 16,600 square feet of vacancy in street retail properties acquired during the third quarter at 44 Main Street in Westport and 69-73 Greene Street in Soho, which the Company expects to lease in the near term. Excluding this acquired vacancy, economic occupancy would have increased approximately 10 basis points to 94.5%, with street and urban economic occupancy up approximately 30 basis points to 91.7%.
•
For the three months ended September 30, 2026, conforming GAAP and cash leasing spreads on new leases were 98% and 62%, respectively, and 49% and 25%, respectively, inclusive of renewal leases.
•
As part of third quarter activity, the Company executed a lease with a national specialty retailer at 129 Fifth Avenue in Manhattan’s Flatiron District, which was acquired vacant in the second quarter of 2026. Leveraging its tenant relationships, the Company drew competing bids and signed a lease for the entirety of the building within 30 days at a rent well above underwriting, for a projected yield on cost in excess of 9%.

Signed Not Opened Update

The following summarizes the activity, at the Company’s pro-rata share, of annualized base rent (“ABR”) in its signed not opened pipeline during the third quarter (amounts in millions):

	Balance at June 30, 2026	Commencing ABR	New Leases	Balance at September 30, 2026
REIT Portfolio (Operating)	$6.4	$(2.4)	$4.9	$8.9
REIT Portfolio (Development/Redevelopment/Prestabilized)	7.8	(0.1)	2.5	10.2
Investment Management	2.3	(0.6)	1.0	2.7
Total	$16.5	$(3.1)	$8.4	$21.8

Transactional Activity

During the three months ended September 30, 2026, the Company completed approximately $152 million of accretive street retail acquisitions within its REIT Portfolio. Details of the third quarter acquisitions are discussed below. This brings year-to-date acquisition volume to $775 million (approximately $436 million at the Company's share), including $351 million in the REIT Portfolio and $424 million (approximately $85 million at the Company's share) through the Investment Management platform.

REIT Portfolio Acquisitions

•
Westport, Fairfield County, Connecticut. In September 2026, the Company acquired 44 Main Street for a purchase price of $23 million, adding four storefronts on Main Street, Westport’s premier retail corridor,

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and bringing the Company's total storefronts owned on Main Street to nine. The property includes a mix of in-place retail tenancy, along with an additional vacancy offering near-term leasing upside.
•
Soho, Manhattan, New York. In September 2026, the Company acquired two storefronts at 69-73 Greene Street for a purchase price of $66 million, bringing the Company's total storefronts owned on Greene Street to 11 and its total storefronts owned in Soho to 21. The acquisition includes one storefront leased to Amiri and an adjacent vacancy offering a near-term lease-up opportunity.
•
West Village, Manhattan, New York. In August 2026, the Company acquired 385 Bleecker Street and 371-373 Bleecker Street for an aggregate purchase price of $20 million, adding three storefronts on the West Village's premier retail corridor. These acquisitions bring the Company’s total storefronts owned on Bleecker Street to 10.
•
Greenwich, Fairfield County, Connecticut. In August 2026, the Company acquired 171-173 Greenwich Avenue for a purchase price of $10 million, bringing the Company’s total storefronts owned on Greenwich Avenue to five. The in-place lease provides an embedded mark-to-market opportunity on a supply-constrained corridor with high barriers to entry.
•
West Hollywood, Los Angeles, California. In July 2026, the Company acquired 8800-8804 Melrose Avenue for a purchase price of $30 million. Located in the heart of West Hollywood’s ascendant luxury retail corridor, in close proximity to the Company’s Melrose Place portfolio, the property directly complements and expands the Company’s scale within its West Hollywood corridor. Additionally, the site includes a parking lot that can accommodate additional retail GLA, offering embedded upside that would more than double the building's square footage.

Henderson Avenue Development

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Henderson Avenue Development, Dallas, Texas. During the third quarter, leases executed or in advanced stages of negotiation at the Company’s Henderson Avenue development reached approximately 90% of retail GLA (95% including the stabilized portfolio). Leasing activity was led by national apparel and lifestyle brands, including Lululemon, Vuori and Jenni Kayne, alongside a curated mix of local restaurants and retailers. The Company is the largest owner on Henderson Avenue, with a portfolio spanning more than a mile. The development is designed to connect and complete the street, extend the Knox-Henderson district and create a walkable street retail destination. The total estimated investment of approximately $210 million to $235 million is fully funded with approximately $144 million invested as of September 30, 2026. The amount invested included the September 2026 acquisition of an additional Henderson Avenue parcel for approximately $3 million, with anticipated future development costs of approximately $7 million, which are included in the amounts above. Adjacent to the Company’s existing holdings, the parcel provides further expansion and lease-up opportunities. Tenant openings are expected to begin in 2027 and continue throughout the year, with NOI contributions expected to be weighted toward the second half of 2027. Strong leasing demand continued to support a projected yield on cost of 8% to 10%.

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Investment Management Platform Dispositions

During the third quarter, the Company, through its Investment Management platform, completed the disposition of one property for $8 million, of which the Company’s share was approximately $2 million. Details of the disposition are discussed below. Year-to-date, the Company has disposed of a total of approximately $723 million, including recapitalizations of $504 million, of which the Company’s share was $144 million. These fund dispositions and the Fund V recapitalization (completed in the first quarter) generated a weighted average gross equity multiple of approximately 1.9x. The Company also has approximately $110 million of dispositions ($22 million at the Company's share) under contract for sale, subject to customary closing conditions.

•
New York, New York (Fund IV). During July 2026, the Company completed the disposition of a parking garage condo unit at 1035 Third Avenue, in New York, NY, for $8 million.

Structured Finance (Subsequent Event)

Sunset Park, Brooklyn, Loan Amendment and Extension. In October 2026, the Company received $20 million in connection with an amendment and extension of its existing structured finance loan. As part of the transaction, the Company acquired the property's senior loan, investing approximately $120 million of incremental capital, net of the $20 million payment, and consolidating its investments into a new $200 million financing encompassing the property's entire debt capital stack. The Company is now the sole lender, with the financing bearing interest at SOFR plus 300 basis points for a four-year term. The cash-flowing, mixed-use retail property on the Sunset Park waterfront is anchored by Floor & Decor and Marshalls, with funded reserves available to cover operating expenses and capital expenditures. Additional leasing and redevelopment opportunities could further strengthen the underlying collateral securing the Company's loan.

Balance Sheet

Equity Activity:

•
During the third quarter, the Company settled approximately 0.8 million shares of previously issued forward equity contracts for cash proceeds of approximately $15.6 million. As of September 30, 2026, the Company currently has unsettled forward equity contracts to sell 17.0 million shares for aggregate net proceeds of approximately $351 million, which it expects to use to accretively fund its Henderson Avenue development project in Dallas, TX, and to pursue acquisition opportunities.

Pro-Rata REIT Portfolio and Investment Management Net Debt to Annualized Adjusted EBITDA:

•
As of September 30, 2026, the Company’s pro-rata Net Debt to Annualized Adjusted EBITDA, inclusive of its share of Investment Management debt and net of the estimated proceeds of its unsettled forward equity contracts, was 5.8x. Adjusted to reflect a full year of EBITDA from the Company’s 2026 transaction activity, Net Debt to Transaction-Adjusted Annualized EBITDA was 5.6x. Refer to the Third Quarter 2026 Supplemental Information package for reconciliations and details on financial ratios.

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No Significant REIT Portfolio Debt Maturities until 2030:

•
The Company has REIT Portfolio debt maturing (as extended) of 2.0%, 2.2%, 6.2% and 6.8% in 2026, 2027, 2028 and 2029, respectively.

Guidance

The Company has maintained its full-year NAREIT FFO and 2026 FFO As Adjusted Guidance. It revised net earnings per share to $0.29-$0.30 from $0.40-$0.41.

	2026 Guidance
	Revised	Prior

Net earnings per share attributable to Acadia	$0.29-$0.30	$0.40-$0.41
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	1.00-1.01	0.96-0.97
Gain on disposition of real estate properties (net of noncontrolling interest share other than Common OP Units)	(0.25)	(0.24)
Impairment charges (net of noncontrolling interest share other than Common OP Units)	0.08	—
Adjustment of redeemable noncontrolling interest to estimated redemption value	0.04	0.04
Noncontrolling interest in Operating Partnership	0.03	0.03
NAREIT FFO per share attributable to Common Shareholders and Common OP Unit Holders	$1.19-$1.21	$1.19-$1.21
Adjustments to FFO:
Transaction and other expenses [1]	0.05	0.05
FFO As Adjusted per share attributable to Common Shareholders and Common OP Unit Holders [2]	$1.24-$1.26	$1.24-$1.26

1.
Transaction and other expenses include those costs that the Company believes are not reflective of ongoing core operating results, including investment transaction costs, debt extinguishment costs and employee retirement costs.
2.
Refer to the Notes to Financial Highlights for definitions of non-GAAP measures.

Management will conduct a conference call on Monday, November 2, 2026, at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Monday, November 2, 2026
Time:	11:00 AM ET
Participant call:	Third Quarter 2026 Dial-In
Participant webcast:	Third Quarter 2026 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Events, Presentations & Portfolio Updates

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The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for the purposes of complying with those safe harbor provisions, in each case, to the extent applicable. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations (including with regards to its acquisition pipeline and development activities) are generally identifiable by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability (such as ongoing armed conflicts and heightened regional tensions in the Middle East), contemplated tariff increases and other trade restrictions, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and their effect on the Company’s and our tenants' revenues, earnings and funding sources and those of our tenants; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures

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and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any future public health crisis which may adversely affect us and our tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology (“IT”) security breaches, including increased cybersecurity risks relating to the use of remote technology and artificial intelligence (“AI”); (xv) risks associated with our use of AI tools, which could result in reputational harm, and legal or regulatory liability; (xvi) the loss of key executives; and (xvii) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Rental	$90,395	$98,714	$280,151	$299,651
Other	4,588	2,292	13,247	6,341
Total revenues	94,983	101,006	293,398	305,992

Expenses
Depreciation and amortization	35,572	38,884	110,889	117,593
General and administrative	11,912	10,924	38,997	34,053
Real estate taxes	9,771	11,832	35,428	38,452
Property operating	16,605	16,627	51,893	52,431
Impairment charges	11,660	12,570	11,660	37,210
Total expenses	85,520	90,837	248,867	279,739

Gain on disposition of properties	761	2,515	146,878	2,515
Operating income	10,224	12,684	191,409	28,768
Equity in (losses) earnings of unconsolidated affiliates	(467)	(3,694)	11,954	(9,598)
Interest income	4,546	6,121	15,891	18,575
Realized and unrealized holding (losses) gains on investments and other	—	(1,760)	(649)	(193)
Interest expense	(19,927)	(24,304)	(62,122)	(71,155)
Loss on change in control	—	—	—	(9,622)
(Loss) income from continuing operations before income taxes	(5,624)	(10,953)	156,483	(43,225)
Income tax provision	1	(2)	(165)	(329)
Net (loss) income	(5,623)	(10,955)	156,318	(43,554)
Net loss attributable to redeemable noncontrolling interests	25	1,567	1,704	4,960
Net loss (income) attributable to noncontrolling interests	2,004	15,006	(120,101)	47,783
Net (loss) income attributable to Acadia shareholders	$(3,594)	$5,618	$37,921	$9,189
Less: earnings attributable to unvested participating securities	(332)	(340)	(996)	(1,017)
Less: adjustment of redeemable noncontrolling interests to estimated redemption value	—	(888)	(5,661)	(888)
(Loss) income from continuing operations net of income attributable to participating securities for diluted earnings per share	$(3,926)	$4,390	$31,264	$7,284

Weighted average shares for basic earnings per share	137,648	131,020	134,198	127,812
Weighted average shares for diluted earnings per share	137,648	131,022	134,479	127,819

Net (loss) earnings per share - basic (2)	$(0.03)	$0.03	$0.23	$0.06
Net (loss) earnings per share - diluted (2)	$(0.03)	$0.03	$0.23	$0.06

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Net Income to Funds from Operations and Funds from Operations As Adjusted (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net (loss) income attributable to Acadia	$(3,594)	$5,618	$37,921	$9,189

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share other than Common OP Units)	36,934	31,542	107,898	94,814
Impairment charges (net of noncontrolling interests' share other than Common OP Units)	11,660	3,804	11,660	9,572
(Gain) loss on disposition of properties (net of noncontrolling interests' share other than Common OP Units)	(321)	(2,700)	(34,876)	(2,614)
Loss on change in control	—	—	—	9,622
(Loss) income attributable to Common OP Unit holders	(135)	248	1,941	452
Distributions - Preferred OP Units	5	67	15	201
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$44,549	$38,579	$124,559	$121,236

Transaction and other expenses	634	55	6,515	733
Unrealized holding loss (gain) (net of noncontrolling interest share)	—	2,281	649	1,103
Promote income	—	(1,216)	—	(1,216)
Tenant lease settlement	—	—	—	(8,309)
FFO As Adjusted attributable to Common Shareholders and Common OP Unit holders [1]	$45,183	$39,699	$131,723	$113,547

Funds From Operations per Share - Diluted
Weighted-average shares outstanding	137,648	131,020	134,479	127,812
Weighted-average OP Units outstanding	8,537	7,674	8,456	7,686
Assumed conversion of Preferred OP Units to Common Shares	25	256	25	256
Weighted-average number of Common Shares and Common OP Units	146,210	138,950	142,960	135,754

Diluted Funds From Operations, per Common Share and Common OP Unit	$0.30	$0.28	$0.87	$0.89

Diluted Funds From Operations As Adjusted, per Common Share and Common OP Unit	$0.31	$0.29	$0.92	$0.84

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1) (Unaudited, Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Consolidated operating income	$10,224	$12,684	$191,409	$28,768
Add back:
General and administrative	11,912	10,924	38,997	34,053
Depreciation and amortization	35,572	38,884	110,889	117,593
Impairment charges	11,660	12,570	11,660	37,210
Gain on disposition of properties	(761)	(2,515)	(146,878)	(2,515)
Less:
Above/below-market rent, straight-line rent and other adjustments	(6,839)	(5,011)	(19,380)	(10,917)
Termination income	—	—	—	(8,366)
Consolidated NOI	61,768	67,536	186,697	195,826

Redeemable noncontrolling interest in consolidated NOI	(8)	(1,734)	(3,507)	(4,998)
Noncontrolling interest in consolidated NOI	(10,620)	(19,604)	(35,861)	(56,748)
Less:
Operating Partnership's interest in Investment Management NOI included above	(6,276)	(8,027)	(18,519)	(22,710)
Add back:
Operating Partnership's share of unconsolidated joint ventures NOI (4)	1,707	1,045	4,706	3,205
REIT Portfolio NOI	$46,571	$39,216	$133,516	$114,575

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REIT Portfolio NOI	$46,571	$39,216	$133,516	$114,575
Less properties excluded from Same-Property NOI	(4,847)	(1,343)	(13,406)	(3,660)
Same-Property NOI	$41,724	$37,873	$120,110	$110,915

Percent change from prior year period	10.2%		8.3%

Components of Same-Property NOI:
Same-Property Revenues	$56,193	$50,942	$165,449	$152,917
Same-Property Operating Expenses	(14,469)	(13,069)	(45,339)	(42,002)
Same-Property NOI	$41,724	$37,873	$120,110	$110,915

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

As of:
	September 30, 2026	December 31, 2025
Assets
Investments in real estate, at cost
Buildings and improvements	$3,126,806	$3,421,366
Tenant improvements	328,458	339,414
Land	1,271,291	1,147,236
Construction in progress	37,488	32,969
Right-of-use assets - finance leases	61,366	61,366
Total	4,825,409	5,002,351
Less: Accumulated depreciation and amortization	(1,029,912)	(1,018,597)
Operating real estate, net	3,795,497	3,983,754
Real estate under development	212,538	167,051
Net investments in real estate	4,008,035	4,150,805
Notes receivable, net ($2,781 and $1,638 of allowance for credit losses as of September 30, 2026 and December 31, 2025, respectively)	208,535	154,892
Investments in and advances to unconsolidated affiliates	262,271	161,955
Other assets, net	217,004	223,980
Right-of-use assets - operating leases, net	24,175	23,594
Cash and cash equivalents	37,984	38,818
Restricted cash	11,322	18,081
Rents receivable, net	60,409	65,027
Total assets	$4,829,735	$4,837,152

Liabilities:
Mortgage and other notes payable, net	$479,407	$893,944
Unsecured notes payable, net	1,107,513	879,462
Unsecured line of credit	232,323	89,500
Accounts payable and other liabilities	258,035	273,479
Lease liabilities - operating leases	26,281	25,972
Dividends and distributions payable	29,351	28,526
Distributions in excess of income from, and investments in, unconsolidated affiliates	16,492	16,838
Total liabilities	2,149,402	2,207,721
Commitments and contingencies
Redeemable noncontrolling interests	4,472	9,113

Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 138,138,232 and 131,036,560 shares as of September 30, 2026 and December 31, 2025, respectively	138	131
Additional paid-in capital	2,848,006	2,710,651
Accumulated other comprehensive income	38,684	15,585
Distributions in excess of accumulated earnings	(550,249)	(500,720)
Total Acadia shareholders’ equity	2,336,579	2,225,647
Noncontrolling interests	339,282	394,671
Total equity	2,675,861	2,620,318
Total liabilities, redeemable noncontrolling interests, and equity	$4,829,735	$4,837,152

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Acadia Realty Trust and Subsidiaries

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP Units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO As Adjusted” is also an appropriate supplemental disclosure of operating performance. FFO, FFO As Adjusted and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization; (iii) impairment of depreciable real estate assets related to the Company’s main business and land held for the development of property, and (iv) items that management believes are not reflective of ongoing core operating results, including non-comparable revenues, expenses, gains, and losses. While these adjustments may be subject to fluctuations from period to period, with both positive and negative short-term impacts, management believes that the removal of the impacts of these items enhances our understanding of the operating performance of our properties. The Company’s method of calculating FFO, FFO As Adjusted and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO As Adjusted represents cash generated from operations as defined by generally accepted accounting principles (“GAAP”), nor is indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding: (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization; (iii) impairment of real estate assets related to the Company’s main business and land held for the development of property for its operating portfolio; (iv) gains and losses from change in control; and (v) adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its investments in Albertsons in FFO.
c.
FFO As Adjusted (new metric starting in 2026) begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable or indicative of the results of the Company’s operating real estate portfolio.
(4)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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